Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT
FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of November 5, 2015 by and among PACIFIC DRILLING S.A., a Luxembourg corporation under the form of a société anonyme (the “Borrower”), the lenders party hereto (each, a “Lender” and, collectively, the “Lenders”), the Issuing Lenders party hereto, and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of June 3, 2013, as amended by the First Amendment to Credit Agreement, dated as of October 30, 2013, the Second Amendment and Limited Waiver to Credit Agreement, dated as of March 28, 2014, the Third Amendment to Credit Agreement, dated as of July 30, 2014, and the Fourth Amendment to Credit Agreement, dated as of March 2, 2015 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);
WHEREAS, the Borrower has requested the amendment of certain provisions of the Credit Agreement as set forth in this Fifth Amendment, and, subject to the terms and conditions of this Fifth Amendment, the Lenders party hereto (constituting Required Lenders) have agreed to such request as herein provided.
NOW, THEREFORE, it is agreed:

I.	AMENDMENTS TO CREDIT AGREEMENT.
1.New Defined Terms. The following new definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:
“Applicable Rigs” means the Rigs owned by the Borrower and any Subsidiary on the Fifth Amendment Effective Date.
“Compliance Certificate” means a compliance certificate from an Authorized Representative of the Borrower in the form of Exhibit O delivered pursuant to Section 9.01(f).
“Compliance Period Certificate” shall mean the Borrower’s delivery to the Administrative Agent of a Compliance Certificate for the fiscal quarter ending March 31, 2018 showing compliance with the Financial Covenants and certifying that no Default or Event of Default has occurred and is continuing.
“Fifth Amendment Effective Date” means November 5, 2015.
“Financial Covenants” shall mean, collectively, the covenants contained in Sections 10.07, 10.08 and 10.19.

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“Permitted Dividends” means:
(1)the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Borrower held by any current or former officer, director or employee of the Borrower pursuant to any equity subscription agreement, employee stock ownership plan or similar trust, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5,000,000 in any calendar year (with any portion of such $5,000,000 amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount);
(2)the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Borrower deemed to occur upon the exercise or conversion of stock options, warrants, rights to acquire Capital Stock or other convertible securities, to the extent such Capital Stock represents a portion of the exercise or conversion price thereof or the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Borrower held by any current or former officers, directors or employees of the Borrower in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting; and
(3)cash payments in lieu of the issuance of fractional shares paid in connection with a reverse stock split of the Borrower.
2.Amended Defined Terms. The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” shall mean the corresponding percentages per annum as set forth below based on the Leverage Ratio:
Beginning on the Fifth Amendment Effective Date and ending at the time a Compliance Period Certificate is delivered:

Table A

Pricing Level	Leverage Ratio	Eurodollar +	Base Rate +	Commitment Fee
I	Less than 4.00 to 1.00	3.25%	2.25%	1.30%
II	Greater than or equal to 4.00 to 1.00	3.75%	2.75%	1.50%

Beginning at the time a Compliance Period Certificate is delivered and thereafter:

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Table B

Pricing Level	Leverage Ratio	Eurodollar +	Base Rate +	Commitment Fee
I	Less than 2.50 to 1.00	2.50%	1.50%	0.70%
II	Greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00	2.75%	1.75%	0.80%
III	Greater than or equal to 3.50 to 1.00, but less than 4.50 to 1.00	3.00%	2.00%	0.90%
IV	Greater than or equal to 4.50 to 1.00	3.25%	2.25%	1.00%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) two (2) Business Days after the day on which the Borrower provides a Compliance Certificate for the most recently ended fiscal quarter of the Borrower and shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date as reflected in the applicable Compliance Certificate; provided that if the Borrower fails to provide a Compliance Certificate for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level IV set forth in Table B above, in each case until such time as a Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Credit Events then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 9.01(a), (b) or (f) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Commitments are in effect, or (iii) any Loan or Letter of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (but in any event within five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall within such five (5) Business Day period and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 13.06. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.07(b) and the final paragraph of Section 11 nor any of their other rights under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Total Commitment and the repayment of all other Obligations hereunder.”

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3.The Commitments. Section 2.01(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(v) together with the Letters of Credit Outstanding, shall not exceed the Total Commitments (or such lesser amount as is set forth in an applicable Extension Amendment to account for Commitments not extended pursuant to such Extension Amendment).”
4.Mandatory Repayments. Section 5.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    On any day on which the aggregate outstanding principal amount of Loans (after giving effect to all other repayments thereof on such date) plus the Letters of Credit Outstanding exceeds an amount equal to the Total Commitments (or such lesser amount as is set forth in an applicable Extension Amendment to account for Commitments not extended pursuant to such Extension Amendment), the Borrower shall repay on such date the principal of Loans in an amount equal to such excess.”
5.Pro Forma Compliance as Condition Precedent to All Credit Events. Section 7 of the Credit Agreement is hereby amended by:
(a)adding a new Section 7.03 as follows:
“7.03    Pro Forma Compliance. Both before and immediately after each Credit Event, the Borrower shall be in pro forma compliance with the Financial Covenants.”; and
(b)    adding a reference to “and Section 7.03” immediately following the reference to “Section 7.01” in the final paragraph of Section 7 of the Credit Agreement.
6.Use of Proceeds; Margin Regulations. Section 8.08 of the Credit Agreement is hereby amended by adding a new clause (d) at the end thereof as follows:
“(d) No part of any Credit Event will be used for any purpose which will violate or be inconsistent with the provisions of Section 10.09.”
7.References to Pro Forma Compliance. The Credit Agreement is hereby amended by replacing each reference therein to (i) “pro forma compliance with the financial covenants contained in Sections 10.07 and 10.08,” (ii) “pro forma compliance with each of the covenants set forth in Sections 10.07 and 10.08” and (iii) “pro forma compliance with the financial covenants set forth in Sections 10.07 and 10.08” with a reference to “pro forma compliance with each of the Financial Covenants.”

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8.Compliance Certificate. Section 9.01(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(f)    Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a compliance certificate from an Authorized Representative of the Borrower in the form of Exhibit O certifying on behalf of the Borrower that, to the best of such Authorized Representative’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the Financial Covenants, at the end of such fiscal quarter or year, as the case may be and (ii) certify that there have been no changes to any of Schedule 8.16 or any equivalent annexes or schedules to any other Security Document, in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(f), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Pari Passu Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.”
9.Dividends. Section 10.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“10.03 Dividends
The Borrower will not, and will not permit any of its Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Restricted Subsidiaries, except that:
(i) any Restricted Subsidiary of the Borrower may pay Dividends to the Borrower or to any other Restricted Subsidiary of the Borrower;
(ii) any non-Wholly-Owned Restricted Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in such Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and
(iii) (A) prior to the date on which the Borrower delivers a Compliance Period Certificate, so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay the Permitted Dividends, and (B) beginning on the date on which the Borrower delivers a Compliance Period Certificate and thereafter, so long as (x) no Default or Event of Default exists or would result therefrom and (y) after giving effect to such Dividend, the Borrower will be in pro forma compliance with each of the Financial Covenants, the Borrower may pay cash Dividends.”

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10.Advances, Investments and Loans. Section 10.05 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:
“Notwithstanding the foregoing or anything to the contrary contained herein, from the Fifth Amendment Effective Date and until such time as the Borrower has delivered a Compliance Period Certificate, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment in any Person in connection with such Person’s direct or indirect construction or acquisition of any Rig. For the avoidance of doubt, the restriction set forth in the foregoing sentence shall not be a limitation on capital expenditures for improvements on Applicable Rigs.”
11.Maximum Leverage Ratio. The table set forth in Section 10.07 of the Credit Agreement is hereby amended and restated in its entirety with the following table:

Period	Maximum Ratio
December 31, 2013 through March 31, 2014	5.75 to 1.00
June 30, 2014 through December 31, 2014	5.25 to 1.00
March 31, 2015 through December 31, 2015	4.75 to 1.00
March 31, 2016	5.00 to 1.00
June 30, 2016	5.50 to 1.00
September 30, 2016 through December 31, 2017	6.00 to 1.00
March 31, 2018 and thereafter	4.25 to 1.00
12.Use of Proceeds. Section 10.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“10.09 Use of Proceeds
The Borrower will not, and will not permit any of its Restricted Subsidiaries to use the proceeds of any Credit Event, whether directly or indirectly, immediately, incidentally or ultimately:
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose; or
(ii) from the Fifth Amendment Effective Date and until such time as the Borrower delivers a Compliance Period Certificate, to (A) make any payment or other contribution for the purposes of the construction or acquisition of any Rig or (B) voluntarily repurchase, redeem, prepay, defease or otherwise acquire or retire for value or repay at maturity (collectively, a “Redemption”) any Indebtedness of the Borrower or any of its Subsidiaries (which, for the avoidance of doubt, does not restrict the use of such proceeds for the purposes of (i) curing a breach of Section 13.8(g) of the SSCF in accordance with Section 16.3 of the SSCF or (ii) making any scheduled amortization payments prior to maturity in respect of any Indebtedness of the Borrower or any of its Subsidiaries), other than proceeds from a single Borrowing in an aggregate amount not to exceed $200,000,000 (the “Additional Collateral Rig Borrowing”) to be used for a Redemption of the Indebtedness of a Subsidiary of the Borrower outstanding on the Fifth Amendment Effective Date (but in no event, Indebtedness in respect of the SSCF), which is

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secured by an Applicable Rig (other than the Collateral Rigs), provided that (a) the Redemption is on terms and conditions reasonably satisfactory to the Administrative Agent in its sole discretion, (b) the Redemption results in the release of Liens granted to secure such Indebtedness and such Applicable Rig being free and clear of all Liens substantially simultaneously with the Additional Collateral Rig Borrowing and (c) such Applicable Rig will be deemed to be a Collateral Rig, and the Borrower will take, or will cause any applicable Subsidiaries to take, all actions required to be taken in respect of Additional Subsidiary Guarantors under Section 9.09 (without giving effect to the final parentheticals in Sections 9.09(c)(I) and (II)) and all such further actions required under Section 9.09(a), including to supplement any schedules hereof, in each case, substantially simultaneously with the Additional Collateral Rig Borrowing.
13.Consolidated Net Debt to Applicable Rigs. Section 10 of the Credit Agreement is hereby amended by adding a new Section 10.19 as follows:
“10.19 Consolidated Net Debt to Applicable Rigs
The Borrower will not permit the ratio of Consolidated Net Debt to the number of Applicable Rigs owned by the Borrower and its Subsidiaries as of any time during the periods set forth below, including on the day of any Credit Event, to be greater than the corresponding amount set forth below:

Period	Maximum Ratio
July 1, 2015 through March 31, 2016	$425,000,000
April 1, 2016 through June 30, 2016	$425,000,000
July 1, 2016 through September 30, 2016	$405,000,000
October 1, 2016 through December 31, 2016	$405,000,000
January 1, 2017 through March 31, 2017	$387,500,000
April 1, 2017 through June 30, 2017	$382,500,000
July 1, 2017 through September 30, 2017	$370,000,000
October 1, 2017 through December 31, 2017	$360,000,000
14.Exhibit O. Exhibit O attached to the Credit Agreement is hereby amended and replaced in its entirety with Exhibit O attached hereto.

II.	REPRESENTATIONS AND WARRANTIES.
In order to induce the Lenders to enter into this Fifth Amendment, the Borrower hereby represents and warrants that:
1.no Default or Event of Default exists as of the Fifth Amendment Effective Date (as defined in Section III of this Fifth Amendment) before or after giving effect to this Fifth Amendment;
2.all of the representations and warranties contained in the Credit Agreement and in each of the other Credit Documents are true and correct in all material respects on the Fifth Amendment Effective Date both before and after giving effect to this Fifth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect,

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which such representation and warranty shall be true and correct in all respects on and as of such date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct, only as of such specified date);
3.the Borrower is in pro forma compliance with the Financial Covenants (as defined in Section I(1) of this Fifth Amendment) both before and immediately after giving effect to this Fifth Amendment;
4.since December 31, 2013, there has not occurred a Material Adverse Effect or any event or condition that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
5.since September 1, 2015 through the Fifth Amendment Effective Date, there has been no Dividend that, if this Fifth Amendment was in effect during such time period, would violate Section 10.03 of the Credit Agreement, as amended by this Fifth Amendment.

III.	CONDITIONS TO EFFECTIVENESS.
This Fifth Amendment shall become effective on the first date (the “Fifth Amendment Effective Date”) upon which the following conditions have been satisfied:
1.each of the Borrower and the Required Lenders shall have signed a counterpart hereof and of all other Credit Documents executed in connection herewith to which each is to be, respectively, a party (whether the same or different counterparts), and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;
2.each Subsidiary Guarantor shall have signed a counterpart of the acknowledgment attached to this Fifth Amendment (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;
3.the Administrative Agent shall have received a duly authorized, executed and delivered copy of an amendment to each Collateral Rig Mortgage, in each case in form and substance reasonably satisfactory to the Administrative Agent, and each such amendment shall have been duly registered in the ship registry of the relevant Collateral Rig as a valid amendment to the applicable Collateral Rig Mortgage;
4.no Default or Event of Default shall have occurred and be continuing both before and after giving effect to this Fifth Amendment;
5.the Borrower shall be in pro forma compliance with the Financial Covenants both before and immediately after giving effect to this Fifth Amendment;
6.since December 31, 2013, there shall not have occurred a Material Adverse Effect or any event or condition that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

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7.since September 1, 2015 through this Fifth Amendment Effective Date, there shall not have been any Dividend that, if this Fifth Amendment was in effect during such time period, would have violated Section 10.03 of the Credit Agreement, as amended by this Fifth Amendment;
8.there shall be no outstanding Loans or Letters of Credit under the Credit Agreement;
9.the Administrative Agent shall have received a duly executed copy of the amendment to the SSCF, in such form and substance reasonably satisfactory to the Administrative Agent, which shall provide for, among other things, (i) amendments to the financial covenants contained therein corresponding to the changes made to the Financial Covenants provided for in this Fifth Amendment and (ii) the alignment of the pricing set forth therein, as appropriate, with the Fifth Amendment Commercial Premium (as defined in the SSCF) and the Fifth Amendment GIEK Premium (as defined in the SSCF) to be consistent with the Applicable Margin set forth in the Credit Agreement, as amended by this Fifth Amendment, which amendment to the SSCF shall be in full force and effect simultaneously with the Fifth Amendment Effective Date;
10.that certain Credit Agreement, dated as of October 29, 2014, as amended by the First Amendment to Credit Agreement, dated as of March 2, 2015, by and among the Borrower, as borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent, shall have been terminated and all outstanding obligations thereunder (other than contingent indemnification obligations which are not then due and payable) shall have been repaid in full;
11.the Administrative Agent shall have received a certificate, dated as of the Fifth Amendment Effective Date, reasonably acceptable to the Administrative Agent and signed by an Authorized Representative of the Borrower, confirming the matters set forth in Section II hereof;
12.the Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date and reasonably acceptable to the Administrative Agent, signed by an Authorized Representative of each Credit Party, and attested to by the secretary or any assistant secretary (or, (x) if there is no secretary or assistant secretary, an Authorized Representative, or (y) with respect to any Credit Party organized under the laws of Luxembourg, a manager or director, as applicable) of such Credit Party (other than the Authorized Representative of such Credit Party signing the certificate of such Credit Party), as the case may be, certifying (i) (A) as to the incumbency and genuineness of the signature of each Credit Party executing Credit Documents to which it is a party or (B) that such incumbency of such Credit Party executing Credit Documents to which it is a party has not changed since the date of the last certification of the same to the Administrative Agent, and (ii) that (A)(I) attached thereto are true, correct and complete copies of the articles or certificate of incorporation, formation or other organizational document, as applicable, of such Credit Party, and all amendments thereto, certified as of a recent date by the appropriate governmental officials in its jurisdiction of incorporation or formation, as applicable, or (II) the articles or certificate of incorporation, formation or other organizational document, as applicable, of such Credit Party, have not been amended since the date of the last certification of such document to the Administrative Agent and is in full force and effect on the Fifth Amendment Effective Date, (B)(I) attached thereto are true, correct and complete copies of the bylaws or other governing documents, as applicable, of such Credit Party as in effect on the Fifth Amendment Effective Date or (II) the bylaws or other governing documents, as applicable, of such Credit Party previously certified to the Administrative Agent have not been modified, rescinded or amended and are in full force and effect on the Fifth Amendment Effective Date, and (C) resolutions duly authorized by the board of directors (or other governing body) of such Credit Party authorizing and approving the execution and delivery of, and performance under, the Credit Agreement, this Fifth Amendment and the other Credit Documents to which such Credit Party is a party;

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13.the Administrative Agent shall have received certificates as of a recent date of the good standing (or similar status) of each Credit Party under the laws of its jurisdiction of organization to the extent applicable in such jurisdiction;
14.the Administrative Agent shall have received from (a) U.S. counsel to each of the Credit Parties (which shall be Vinson & Elkins LLP or another law firm reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, (b) Luxembourg counsel to the Credit Parties (which shall be Wildgen, Partners in Law or another law firm qualified to render an opinion as to Luxembourg law reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, (c) Gibraltar counsel to the Credit Parties (which shall be Hassans or another law firm qualified to render an opinion as to the law of Gibraltar reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, (d) the Republic of Liberia counsel to the Credit Parties (which shall be Norton Rose Fulbright US LLP or another law firm qualified to render an opinion as to the law of the Republic of Liberia reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request and (e) the British Virgin Islands counsel to the Credit Parties (which shall be a law firm qualified to render an opinion as to the law of the British Virgin Islands reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, each such opinion to be addressed to the Pari Passu Collateral Agent, the Administrative Agent, the Issuing Lenders and the Lenders (and expressly permitting reliance by permitted successors and assigns of the addressees thereof) and dated as of the Fifth Amendment Effective Date;
15.the Borrower shall have paid all fees required pursuant to that certain fee letter agreement, dated as of October 19, 2015, by and among the Borrower, Citigroup Global Markets Inc. and Citibank, N.A., in accordance therewith; and
16.the Borrower shall have paid to the Administrative Agent all accrued costs, fees and expenses (including, without limitation, the reasonable fees and expenses of Baker Botts L.L.P.) in connection with the Fifth Amendment for which an invoice has been provided to the Borrower at least three Business Days before the anticipated Fifth Amendment Effective Date.

IV.	MISCELLANEOUS PROVISIONS.

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1.This Fifth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Borrower confirms and agrees that the Credit Agreement and each of the Security Documents to which it is a party is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the Fifth Amendment Effective Date each reference in the Credit Agreement and the other Security Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Fifth Amendment. The Administrative Agent, the Pari Passu Collateral Agent, the Issuing Lenders and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Fifth Amendment.
2.This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Fifth Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
4.Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County, Borough of Manhattan, and any appellate court from any such federal or state court, for purposes of all suits, actions or legal proceedings arising out of or relating to this Fifth Amendment and the Credit Agreement or the transactions contemplated hereby or thereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
5.This Fifth Amendment is a Credit Document for the purposes of the Credit Agreement and the other Credit Documents. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as amended hereby.
* * *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.

PACIFIC DRILLING S.A.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	DIRECTOR

Signature page to Fifth Amendment to Credit Agreement

Signature page to Second Amendment to Credit Agreement
US 2336089v.4

Each of the undersigned, as Subsidiary Guarantors under the U.S. Subsidiary Guaranty dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified, the "Guaranty"), and as debtors, mortgagors, and/or grantors under the Security Documents, hereby (a) consents to this Fifth Amendment, and (b) confirms and agrees that the Guaranty and each of the Security Documents to which it is a party is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the Fifth Amendment Effective Date each reference in the Guaranty and the other Security Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Fifth Amendment.

PACIFIC BORA LTD.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC MISTRAL LTD.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC SCIROCCO LTD.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC SANTA ANA S.À R.L.

By:	/s/ DICK VERHAAGEN
Name:	Dick Verhaagen
Title:	Manager

PACIFIC DRILLING LIMITED

By:	/s/ DICK VERHAAGEN
Name:	Dick Verhaagen
Title:	Manager

PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED

By:	/s/ DICK VERHAAGEN
Name:	Dick Verhaagen
Title:	Director

Signature page to Fifth Amendment to Credit Agreement

PACIFIC SANTA ANA (GIBRALTAR) LIMITED

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	Director

In the presence of a witness:

By:	/s/ MORGAN T. HOTZEL
Name:	Morgan T. Hotzel
Title:	Senior Counsel
Address:	11700 Katy Freeway, Suite 175, Houston, Texas 77079

PACIFIC DRILLSHIP S.À.R.L

By:	/s/ DICK VERHAAGEN
Name:	Dick Verhaagen
Title:	Manager

PACIFIC DRILLING, INC.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC DRILLSHIP NIGERIA LIMITED

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC DRILLING FINANCE S.À.R.L

By:	/s/ PAUL REESE
Name:	Paul Reese
Title:	Manager

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

CITIBANK, N.A., as Administrative Agent, and Lender

By:	/s/ ROBERT MALLECK
Name:	Robert Malleck
Title:	Vice President

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

STANDARD CHARTERED BANK, as Issuing Lender and Lender

By:	/s/ STEPHEN HACKETT
Name:	Stephen Hackett
Title:	Regional Head, Structured Finance

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ J. FRAZELL
Name:	J. Frazell
Title:	Director

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Nordea Bank AB, London Branch

By:	/s/ MARTIN KAHM
Name:	Martin Kahm
Title:	Head of Offshore & Oil Services

By:	/s/ MICHAEL SHEPPARD
Name:	Michael Sheppard
Title:	Vice President

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Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Deutsche Bank AG New York Branch

By:	/s/ KELVIN JI
Name:	Kelvin Ji
Title:	Director

By:	/s/ BENJAMIN SOUH
Name:	Benjamin Souh
Title:	Vice President

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

CREDIT INDUSTRIEL ET COMMERCIAL, as Lender

By:	/s/ ANDREW MCKUIN
Name:	Andrew McKuin
Title:	Managing Director

By:	/s/ ADRIENNE MOLLOY
Name:	Adrienne Molloy
Title:	Managing Director

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

GOLDMAN SACHS BANK USA

By:	/s/ JERRY LI
Name:	Jerry Li
Title:	Authorized Signatory

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

NIBC BANK N.V.

By:	/s/ SASKIA HOVERS
Name:	Saskia Hovers
Title:	Managing Director

By:	/s/ JEROEN VAN DER PUTTEN
Name:	Jeroen van der Putten
Title:	Director

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Issuing Lender and Lender

By:	/s/ JEROME DUVAL
Name:	Jerome Duval
Title:	Managing Director

By:	/s/ YANNICK LE GOURIERES
Name:	Yannick Le Gourieres
Title:	Director

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

ING CAPITAL,as Lender

By:	/s/ TANJA VAN DER WOUDE
Name:	Tanja van der Woude
Title:	Director

By:	/s/ RICHARD ENNIS
Name:	Richard Ennis
Title:	Managing Director

Signature page to Fifth Amendment to Credit Agreement

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

ABN AMRO CAPITAL USA LLC

By:	/s/ ANTONIO MOLESTINA
Name:	Antonio Molestina
Title:	Managing Director

By:	/s/ PASSCHIER VEEFKIND
Name:	Passchier Veefkind
Title:	Director- Energy Offshore

Signature page to Fifth Amendment to Credit Agreement

EXHIBIT O

FORM OF COMPLIANCE CERTIFICATE
This Compliance Certificate is delivered to you pursuant to Section 9.01(f) of the Credit Agreement, dated as of June 3, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among Pacific Drilling S.A. (the “Borrower”), the lenders from time to time party thereto and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
1.    I am the duly elected, qualified and acting [Insert office of Authorized Representative] of the Borrower.
2.    I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as [Insert office of Authorized Representative] of the Borrower, and on behalf of the Borrower.
3.    The matters set forth herein are true to the best of my knowledge after due inquiry.
4.    I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Restricted Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default[, except as set forth below].
5.    Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein.
6.        Attached hereto as ANNEX 3 is the information required by Section 9.01(f)(ii) of the Credit Agreement as of the date of this Compliance Certificate.

Exhibit O

IN WITNESS WHEREOF, I have executed this Compliance Certificate this ___ day of ____________, 20__.
PACIFIC DRILLING S.A.
By___________________________

Name:

Title:

ANNEX 1

[Financial Statements to be attached]

ANNEX 2

The information described herein is as of ________ __, 20__ (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from _________ __, 20__ to the Computation Date (the “Relevant Period”).

		Period or Date of Determination	Amount
I.	Financial Covenants
A. Maximum Leverage Ratio (Section 10.07)
	1. Consolidated Net Debt	As at the Computation Date	$________
	2. Consolidated EBITDA		$________
	3. Ratio of line 1 to line 2		____:1.00
B. Minimum Liquidity (Section 10.08)
	1. Unrestricted cash and Cash Equivalents	Amount maintained on Computation Date	$________
	2. Total Unutilized Commitment available for Loans		$________
	3. Sum of lines 1 and 2		$________
C. Consolidated Net Debt to Applicable Rigs (Section 10.19)
	1. Consolidated Net Debt	As at the Computation Date	$________
	2. Applicable Rigs owned by the Borrower and its Subsidiaries on the Computation Date		_______
	3. Ratio of line 1 to line 2		$________

NEWYORK 8107204 (2K)	5

ANNEX 3

1.    It is hereby certified that no changes are required to be made to Schedule 8.16 of the Credit Agreement or any equivalent annexes or schedules to any Security Document, in each case so as to make the information set forth therein accurate and complete as of date of this Certificate, except as specially set forth below:

[All actions required to be taken by the Borrower and the other Credit Parties pursuant to the Credit Agreement and the Security Documents as a result of the changes described above have been taken, and the Pari Passu Collateral Agent has, for the benefit of the Secured Creditors, a first priority perfected security interest in all Collateral pursuant to the various Security Documents to the extent required by the terms thereof.]